Exhibit 15.2

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that our report dated November 1, 2002 on our review of the interim financial information of MGP Ingredients, Inc. (f.k.a. Midwest Grain Products, Inc.) for the periods ended September 30, 2002 and 2001 is incorporated by reference in Registration Statement 333-51849. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                        /s/ BKD, LLP

Kansas City, Missouri
November 1, 2002